Exhibit 99.1

NRG Energy, Inc. Reports Second Quarter 2022 Results
• Received $689 million Winter Storm Uri Securitization
• Published 12th annual Sustainability Report
• Executing $1 billion share repurchase program; $595 million remaining to be completed
• Maintaining 2022 Adjusted EBITDA and FCFbG guidance

HOUSTON—August 4, 2022—NRG Energy, Inc. (NYSE: NRG) today reported a second quarter 2022 Net Income of $513 million, or $2.16 per diluted common share, and Adjusted EBITDA for the second quarter of $358 million.

“During the second quarter, we made good progress on our growth priorities while navigating volatile market conditions," said Mauricio Gutierrez, NRG President and Chief Executive Officer. “I am confident in the ability of our customer-focused strategy to deliver significant value to both consumers and shareholders.”

Consolidated Financial Results

	Three Months Ended		Six Months Ended
($ in millions)	6/30/2022	6/30/2021	6/30/2022	6/30/2021
Net Income	$513	$1,078	$2,249	$996
Cash provided by Operating Activities	$1,513	$1,294	$3,189	$377
Adjusted EBITDA[a]	$358	$656	$867	$1,223
a. Three and six months ended 6/30/21 excludes the loss due to Winter Storm Uri of $82 million and $1,049 million, respectively

Segments Results
Table 1: Net Income

($ in millions)	Three Months Ended		Six Months Ended
Segment	6/30/2022	6/30/2021	6/30/2022	6/30/2021
Texas	$766	$783	$1,539	$350
East	(10)	783	1,531	1,139
West/Services/Other[a]	(243)	(488)	(821)	(493)
Net Income	$513	$1,078	$2,249	$996
a. Includes Corporate segment

Second quarter net income was $513 million, $565 million lower than second quarter 2021, primarily driven by lower mark-to-market gains on economic hedge positions. This was partially offset by lower impairment losses in the second quarter of 2022 compared to the second quarter of 2021.

Table 2: Adjusted EBITDA

($ in millions)	Three Months Ended		Six Months Ended
Segment	6/30/2022	6/30/2021	6/30/2022	6/30/2021
Texas	$251	$312	$449	$558
East	61	281	386	541
West/Services/Other [a]	46	63	32	124
Adjusted EBITDA[b]	$358	$656	$867	$1,223
a. Includes Corporate segment
b. Three and six months ended 6/30/21 excludes the loss due to Winter Storm Uri of $82 million and $1,049 million, respectively

Texas: Second quarter Adjusted EBITDA was $251 million, $61 million lower than the second quarter of 2021. This decrease was driven primarily by the extended outage at W.A. Parish Unit 8 that began in the second quarter of 2022. Favorable weather-driven retail load was offset by higher supply costs.

East: Second quarter Adjusted EBITDA was $61 million, $220 million lower than the second quarter of 2021. This decrease was driven primarily by the December 2021 sale of the 4.8 GW fossil generation assets, higher supply costs, and lower demand response revenues associated with an early settlement in 2021.

West/Services/Other: Second quarter Adjusted EBITDA was $46 million, $17 million lower than the second quarter of 2021. This decrease was driven primarily by the December 2021 sale of the 4.8 GW fossil generation assets and higher natural gas supply costs.

Liquidity and Capital Resources

Table 3: Corporate Liquidity

($ in millions)	06/30/22	12/31/21
Cash and Cash Equivalents	$580	$250
Restricted Cash	44	15
Total	624	265
Total Revolving Credit Facility and collective collateral facilities	2,460	2,421
Total Liquidity, excluding collateral received	$3,084	$2,686

As of June 30, 2022, NRG's cash was at $580 million, and $2.5 billion was available under the Company’s credit facilities. Total liquidity was $3.1 billion, which was approximately $398 million higher than at the end of 2021.

NRG Strategic Developments

ERCOT Securitization Proceeds
In 2021, the Texas Legislature passed HB 4492 for ERCOT to mitigate exceptionally high price adders and ancillary service costs incurred by Load Serving Entities (LSEs) during Winter Storm Uri. HB 4492 authorized ERCOT to raise $2.1 billion of financing to distribute to LSEs that were charged and paid to ERCOT those highly priced ancillary service and ORDPA during Winter Storm Uri. The Company accounted for the expected proceeds as a reduction to cost of operations during December 2021 and received the proceeds of $689 million from ERCOT in June 2022.

W.A. Parish Unit 8 Extended Outage
In May 2022, W.A. Parish Unit 8 came offline as a result of damage to certain components of the steam turbine/generator. Based on management's current assessment of necessary restoration efforts, the Company is targeting to return the unit to service by the end of the second quarter of 2023.

Sale of Watson
On June 1, 2022, the Company closed on the sale of its 49% ownership in the Watson natural gas generating facility to Tesoro Refining & Marketing Company LLC for $59 million. NRG recognized a gain on the sale of $46 million.

Sustainability Update
NRG released its 2021 sustainability report, providing an update on the Company’s comprehensive sustainability strategy. As of December 31, 2021, NRG recorded an approximately 44% reduction in total greenhouse gas emissions, from the 2014 baseline, and a 64% decrease in revenue carbon intensity since 2019. The report also highlights the Company’s commitments to safety and well-being, community, and builds on more than a decade of leadership across business, customers, workplace, operations, and supply chain.

2022 Guidance
NRG is maintaining its Adjusted EBITDA and FCFbG guidance for 2022 as set forth below.

Table 4: 2022 Adjusted EBITDA, Adjusted Cash from Operations, and FCFbG Guidance

2022
(In millions)	Guidance
Adjusted EBITDA[a]	$1,950 - $2,250
Adjusted Cash Flow from Operations	$1,470 - $1,770
FCFbG	$1,140 - $ 1,440
a. Non-GAAP financial measure; see Appendix Table A-7 for GAAP Reconciliation to Net Income that excludes fair value adjustments related to derivatives. The Company is unable to provide guidance for Net Income due to the impact of such fair value adjustments related to derivatives in a given year.

Capital Allocation Update
As announced on December 6, 2021, the Company's Board of Directors authorized $1 billion for share repurchases. The program began in 2021 with $39 million in share repurchases completed in December of that year, and an incremental $366 million completed through July 31, 2022; the balance of $595 million under the current program is expected to be executed by the end of 2022.

On July 20, 2022, NRG announced that its Board of Directors declared a quarterly dividend on the Company's common stock of $0.35 per share, or $1.40 per share on an annualized basis. The dividend is payable on August 15, 2022, to stockholders of record as of August 1, 2022.

The Company remains committed to maintaining a strong balance sheet, continues to work to achieve investment-grade credit metrics, and expects to grow into its target investment grade metrics, primarily through the realization of Direct Energy run-rate earnings and other growth initiatives.

The Company's share repurchase program and common stock dividend are subject to maintaining satisfactory credit metrics, available capital, market conditions, and compliance with associated laws and regulations. The timing and amount of any shares of NRG’s common stock that are repurchased under the share repurchase authorization will be determined by NRG’s management based on market conditions and other factors. NRG will only repurchase shares when management believes it would not jeopardize the company’s ability to maintain satisfactory credit ratings.

Earnings Conference Call
On August 4, 2022, NRG will host a conference call at 9:00 a.m. Eastern (8:00 a.m. Central) to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at http://www.nrg.com and clicking on “Investors” then "Presentations & Webcasts." The webcast will be archived on the site for those unable to listen in real time.

About NRG
At NRG, we’re bringing the power of energy to people and organizations by putting customers at the center of everything we do. We generate electricity and provide energy solutions and natural gas to millions of customers through our diverse portfolio of retail brands. A Fortune 500 company, operating in the United States and Canada, NRG delivers innovative solutions while advocating for competitive energy markets and customer choice, working towards a sustainable energy future. More information is available at www.nrg.com. Connect with NRG on Facebook, LinkedIn and follow us on Twitter @nrgenergy.

Forward-Looking Statements
In addition to historical information, the information presented in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions, hazards customary in the power industry, weather conditions and extreme weather events, competition in wholesale power and gas markets, the volatility of energy and fuel prices, failure of customers or counterparties to perform under contracts, changes in the wholesale power and gas markets, changes in government or market regulations, the condition of capital markets generally, our ability to access capital markets, the potential impact of COVID-19 or any other pandemic on the Company’s operations, financial position, risk exposure and liquidity, data privacy, cyberterrorism and inadequate cybersecurity, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions or asset sales, our ability to implement value enhancing improvements to plant operations and companywide processes, our ability to achieve our net debt targets, our ability to achieve or maintain investment grade credit metrics, our ability to proceed with projects under development or the inability to complete the construction of such projects on schedule or within budget, the inability to maintain or create successful partnering relationships, our ability to operate our business efficiently, our ability to retain retail customers, our ability to execute our market operations strategy, the ability to successfully integrate businesses of acquired companies, including Direct Energy, our ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, and our ability to execute our Capital Allocation Plan. Achieving investment grade credit metrics is not an indication of or guarantee that the Company will receive investment grade credit ratings. Debt and share repurchases may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA, adjusted cash flow from operations and free cash flow guidance are estimates as of August 4, 2022. These estimates are based on assumptions the company believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-

looking statements included in this press release should be considered in connection with information regarding risks and uncertainties that may affect NRG's future results included in NRG's filings with the Securities and Exchange Commission at www.sec.gov.

Contacts:

Media:	Investors:
Laura Avant	Kevin L. Cole, CFA
713.537.5437	609.524.4526

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions, except for per share amounts)	2022	2021	2022	2021
Revenue
Revenue	$7,282	$5,243	$15,178	$13,334
Operating Costs and Expenses
Cost of operations (excluding depreciation and amortization shown below)	5,887	2,948	10,817	9,805
Depreciation and amortization	157	53	340	370
Impairment losses	155	306	155	306
Selling, general and administrative costs	325	317	647	654
Provision for credit losses	26	40	51	651
Acquisition-related transaction and integration costs	10	22	18	64
Total operating costs and expenses	6,560	3,686	12,028	11,850
Gain on sale of assets	32	—	29	17
Operating Income	754	1,557	3,179	1,501
Other Income/(Expense)
Equity in earnings/(losses) of unconsolidated affiliates	4	14	(11)	8
Other income, net	12	12	12	34
Interest expense	(105)	(125)	(208)	(252)
Total other expense	(89)	(99)	(207)	(210)
Income Before Income Taxes	665	1,458	2,972	1,291
Income tax expense	152	380	723	295
Net Income	$513	$1,078	$2,249	$996
Income per Share
Weighted average number of common shares outstanding — basic and diluted	237	245	240	245
Income per Weighted Average Common Share —Basic and Diluted	$2.16	$4.40	$9.37	$4.07

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions)	2022	2021	2022	2021
Net Income	$513	$1,078	$2,249	$996
Other Comprehensive (Loss)/Income
Foreign currency translation adjustments	(22)	2	(13)	5
Defined benefit plans	20	19	19	19
Other comprehensive (loss)/income	(2)	21	6	24
Comprehensive Income	$511	$1,099	$2,255	$1,020

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2022	December 31, 2021
(In millions, except share data)	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	$580	$250
Funds deposited by counterparties	3,970	845
Restricted cash	44	15
Accounts receivable, net	3,862	3,245
Uplift securitization proceeds receivable from ERCOT	—	689
Inventory	604	498
Derivative instruments	11,323	4,613
Cash collateral paid in support of energy risk management activities	295	291
Prepayments and other current assets	470	395
Total current assets	21,148	10,841
Property, plant and equipment, net	1,598	1,688
Other Assets
Equity investments in affiliates	127	157
Operating lease right-of-use assets, net	237	271
Goodwill	1,657	1,795
Intangible assets, net	2,450	2,511
Nuclear decommissioning trust fund	836	1,008
Derivative instruments	4,548	2,527
Deferred income taxes	1,501	2,155
Other non-current assets	233	229
Total other assets	11,589	10,653
Total Assets	$34,335	$23,182
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Current portion of long-term debt and finance leases	$62	$4
Current portion of operating lease liabilities	82	81
Accounts payable	2,933	2,274
Derivative instruments	8,000	3,387
Cash collateral received in support of energy risk management activities	3,970	845
Accrued expenses and other current liabilities	1,390	1,324
Total current liabilities	16,437	7,915
Other Liabilities
Long-term debt and finance leases	7,970	7,966
Non-current operating lease liabilities	201	236
Nuclear decommissioning reserve	330	321
Nuclear decommissioning trust liability	485	666
Derivative instruments	2,565	1,412
Deferred income taxes	71	73
Other non-current liabilities	976	993
Total other liabilities	12,598	11,667
Total Liabilities	29,035	19,582
Commitments and Contingencies
Stockholders' Equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 423,868,387 and 423,547,174 shares issued and 235,146,021, and 243,753,899 shares outstanding at June 30, 2022 and December 31, 2021, respectively	4	4
Additional paid-in-capital	8,442	8,531
Retained earnings	2,600	464
Treasury stock, at cost 188,722,366, and 179,793,275 shares at June 30, 2022 and December 31, 2021, respectively	(5,626)	(5,273)
Accumulated other comprehensive loss	(120)	(126)
Total Stockholders' Equity	5,300	3,600
Total Liabilities and Stockholders' Equity	$34,335	$23,182

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended June 30,
(In millions)	2022	2021
Cash Flows from Operating Activities
Net Income	$2,249	$996
Adjustments to reconcile net income to cash provided by operating activities:
Distributions from and equity in (losses)/earnings of unconsolidated affiliates	16	14
Depreciation and amortization	340	370
Accretion of asset retirement obligations	16	14
Provision for credit losses	51	651
Amortization of nuclear fuel	28	25
Amortization of financing costs and debt discounts	11	20
Amortization of in-the-money contracts and emissions allowances	128	108
Amortization of unearned equity compensation	14	10
Net gain on sale and disposal of assets	(46)	(25)
Impairment losses	155	306
Changes in derivative instruments	(3,918)	(2,430)
Changes in deferred income taxes and liability for uncertain tax benefits	672	257
Changes in collateral deposits in support of energy risk management activities	3,121	696
Changes in nuclear decommissioning trust liability	(5)	30
Uplift securitization proceeds received from ERCOT	689	—
Changes in other working capital	(332)	(665)
Cash provided by operating activities	3,189	377
Cash Flows from Investing Activities
Payments for acquisitions of businesses and assets, net of cash acquired	(53)	(3,521)
Capital expenditures	(150)	(143)
Net (purchases)/sales of emission allowances	(19)	1
Investments in nuclear decommissioning trust fund securities	(271)	(253)
Proceeds from the sale of nuclear decommissioning trust fund securities	278	226
Proceeds from sales of assets, net of cash disposed	96	198
Cash used by investing activities	(119)	(3,492)
Cash Flows from Financing Activities
Payments of dividends to common stockholders	(168)	(159)
Payments for share repurchase activity	(366)	(9)
Net receipts from settlement of acquired derivatives that include financing elements	950	191
Net proceeds of Revolving Credit Facility and Receivables Securitization Facilities	—	75
Repayments of long-term debt and finance leases	(2)	(4)
Payments of debt issuance costs	—	(2)
Proceeds from issuance of common stock	—	1
Cash provided by financing activities	414	93
Effect of exchange rate changes on cash and cash equivalents	—	1
Net Increase/(Decrease) in Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash	3,484	(3,021)
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at Beginning of Period	1,110	3,930
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at End of Period	$4,594	$909

Appendix Table A-1: Second Quarter 2022 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Texas	East	West/Services/ Other	Corp/Elim	Total
Net Income/(Loss)	$766	$(10)	$18	$(261)	$513
Plus:
Interest expense, net	—	(2)	8	88	94
Income tax	—	(1)	11	142	152
Depreciation and amortization	77	50	22	8	157
ARO Expense	3	5	1	—	9
Contract amortization	(2)	(25)	5	—	(22)
EBITDA	844	17	65	(23)	903
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	—	17	—	17
Acquisition and divestiture integration and transaction costs	—	—	—	14	14
Deactivation costs	—	5	—	—	5
Loss/(gain) on sale of assets	12	—	(44)	—	(32)
Other non recurring charges	1	20	(5)	(1)	15
Impairments	—	155	—	—	155
Mark to market (MtM) (gains)/losses on economic hedges	(606)	(136)	23	—	(719)
Adjusted EBITDA	$251	$61	$56	$(10)	$358

Second Quarter 2022 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/Services/ Other	Corp/Elim	Total
Revenue[1]	$2,697	$3,633	$1,110	$3	$7,443
Cost of fuel, purchased power and other cost of sales[2]	2,039	3,339	961	4	6,343
Economic gross margin	658	294	149	(1)	1,100
Operations & maintenance and other cost of operations[3]	243	122	54	(1)	418
Selling, marketing, general and administrative[4]	155	105	53	10	323
Provision for credit losses	9	11	6	—	26
Other	—	(5)	(20)	—	(25)
Adjusted EBITDA	$251	$61	$56	$(10)	$358
1 Excludes MtM loss of $148 million and contract amortization of $13 million
2 Includes TDSP expense, capacity and emission credits
3 Excludes other non recurring of $15 million, ARO expense of $9 million and deactivation costs of $5 million
4 Excludes acquisition and divestiture integration and transaction costs of $2 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed Consolidated Results of Operations	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.[2]	Adjusted EBITDA
Revenue	$7,282	$13	$148	$—	$—	$7,443
Cost of operations (excluding depreciation and amortization shown below)[1]	5,441	35	867	—	—	6,343
Depreciation and Amortization	157	(157)	—	—	—	—
Gross margin	1,684	135	(719)	—	0	1,100
Operations & maintenance and other cost of operations	446	—	—	(5)	(23)	418
Selling, marketing, general & administrative	325	—	—	—	(2)	323
Provision for credit losses	26	—	—	—	—	26
Other	374	(246)	—	—	(153)	(25)
Net Income/(Loss)	$513	$381	$(719)	$5	$178	$358
1 Excludes Operations & maintenance and other cost of operations of $446 million
2 Other adj. includes impairments of $155 million, adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates of $17 million, other non recurring charges of $15 million, acquisition and divestiture integration and transaction costs of $14 million, ARO expenses of $9 million and gain on sale of assets ($32) million

Appendix Table A-2: Second Quarter 2021 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Texas	East	West/Services/ Other	Corp/Elim	Total
Net Income/(Loss)	$783	$783	$38	$(526)	$1,078
Plus:
Interest expense, net	—	(2)	3	124	125
Income tax	—	—	13	367	380
Depreciation and amortization	84	(56)	18	7	53
ARO Expense	5	3	4	—	12
Contract amortization	(8)	77	10	—	79
EBITDA	864	805	86	(28)	1,727
Winter Storm URI	71	5	2	4	82
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	—	18	—	18
Acquisition and divestiture integration and transaction costs	—	—	—	22	22
Legal Settlement	—	—	—	2	2
Deactivation costs	—	15	—	—	15
Other non recurring charges	2	1	—	(2)	1
Impairments	—	306	—	—	306
Mark to market (MtM) (gains)/losses on economic hedges	(625)	(851)	(41)	—	(1,517)
Adjusted EBITDA	$312	$281	$65	$(2)	$656

Second Quarter 2021 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/Services/ Other	Corp/Elim	Total
Revenue[1]	$2,028	$2,484	$820	$(3)	$5,329
Cost of fuel, purchased power and other cost of sales[2]	1,388	1,951	676	(1)	4,014
Economic gross margin	640	533	144	(2)	1,315
Operations & maintenance and other cost of operations[3]	225	139	66	(1)	429
Selling, marketing, general & administrative[4]	140	121	46	9	316
Provision for credit losses	40	(2)	2	—	40
Other	(6)	(1)	(33)	(4)	(44)
Winter Storm Uri impact	(71)	(5)	(2)	(4)	(82)
Adjusted EBITDA	$312	$281	$65	$(2)	$656
1 Excludes MtM loss of $70 million and contract amortization of $16 million
2 Includes TDSP expense, capacity and emission credits
3 Excludes ARO expense of $12 million and deactivation costs of $15 million
4 Excludes acquisition and divestiture integration and transaction costs of $22 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed Consolidated Results of Operations	Interest, tax, depr., amort.	MtM	Deactivation	Winter Storm Uri	Other adj.[2]	Adjusted EBITDA
Revenue	$5,243	$16	$70	$—	$(5)	$1	$5,325
Cost of operations (excluding depreciation and amortization shown below)[1]	2,490	(63)	1,587	—	(58)	(1)	3,955
Depreciation and amortization	53	(53)	—	—		—	—
Gross margin	2,700	132	(1,517)	—	53	2	1,370
Operations & maintenance and other cost of operations	458	—	—	(15)	(2)	(14)	427
Selling, marketing, general & administrative	317	—	—	—	(6)	(1)	310
Provision for credit losses	40	—	—	—	(21)	—	19
Other	807	(505)	—	—		(344)	(42)
Net Income/(Loss)	$1,078	$637	$(1,517)	$15	$82	$361	$656
1 Excludes Operations & maintenance and other cost of operations of $458 million
2 Other adj. includes adjustment to reflect Impairments of $306 million, acquisition and divestiture integration and transaction costs of $22 million and NRG share of adjusted EBITDA in unconsolidated affiliates of $18 million and ARO expenses of $12 million

Appendix Table A-3: YTD Second Quarter 2022 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Texas	East	West/ Services/ Other	Corp/Elim	Total
Net Income/(Loss)	$1,539	$1,531	$143	$(964)	$2,249
Plus:
Interest expense, net	—	(3)	15	182	194
Income tax	—	(1)	10	714	723
Depreciation and amortization	153	128	43	16	340
ARO expense	6	7	3	—	16
Contract and emission credit amortization, net	(4)	122	7	—	125
EBITDA	1,694	1,784	221	(52)	3,647
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	—	35	—	35
Acquisition and divestiture integration and transaction costs	—	—	—	24	24
Deactivation costs	—	9	—	—	9
Loss/(gain) on sale of assets	12	—	(43)	2	(29)
Other non-recurring charges	2	20	(11)	11	22
Impairments	—	155	—	—	155
Mark-to-market (MtM) for economic hedging activities, net	(1,259)	(1,582)	(155)	—	(2,996)
Adjusted EBITDA	$449	$386	$47	$(15)	$867

YTD Second Quarter 2022 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/ Services/ Other	Corp/Elim	Total
Revenue[1]	$4,722	$8,490	$2,266	$3	$15,481
Cost of fuel, purchased power and other cost of sales[2]	3,497	7,606	2,016	5	13,124
Economic gross margin	1,225	884	250	(2)	2,357
Operations & maintenance and other cost of operations[3]	471	254	110	(2)	833
Selling, general and administrative costs[4]	302	222	102	17	643
Provision for credit losses	12	25	14	—	51
Other	(9)	(3)	(23)	(2)	(37)
Adjusted EBITDA	$449	$386	$47	$(15)	$867
1 Excludes MtM loss of $281 million and contract amortization of $22 million
2 Includes TDSP expenses, capacity and emissions credits
3 Excludes ARO expense of $16 million, deactivation costs of $9 million and other-non recurring charges of $9 million
4 Excludes acquisition and divestiture integration and transaction costs of $4 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed Consolidated Results of Operations	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.[2]	Adjusted EBITDA
Revenue	$15,178	$22	$281	$—	$—	$15,481
Cost of operations (excluding depreciation and amortization shown below)[1]	9,950	(103)	3,277	—	—	13,124
Depreciation and amortization	340	(340)				—
Gross margin	4,888	465	(2,996)	—	—	2,357
Operations & maintenance and other cost of operations	867	—	—	(9)	(25)	833
Selling, general and administrative costs	647	—	—	—	(4)	643
Provision for credit losses	51	—	—	—	—	51
Other	1,074	(917)	—	—	(194)	(37)
Net Income/(Loss)	$2,249	$1,382	$(2,996)	$9	$223	$867
1 Excludes Operations & maintenance and other cost of operations of $867 million
2 Includes adjustment to reflect impairments of $155 million, NRG share of Adj EBITDA of $35 million, acquisition and divestiture integration and transaction costs of $24 million, other non-recurring charges of $22 million, ARO expense $16 million and gain on sale of assets ($29) million

Appendix Table A-4: YTD Second Quarter 2021 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net (Loss)/Income:

($ in millions)	Texas	East	West/ Services/ Other	Corp/Elim	Total
Net (Loss)/Income	$350	$1,139	$112	$(605)	$996
Plus:
Interest expense, net	1	(2)	6	246	251
Income tax	—	—	18	277	295
Depreciation and amortization	161	150	45	14	370
ARO expense	7	5	2	—	14
Contract and emission credit amortization, net	(7)	77	10	—	80
EBITDA	512	1,369	193	(68)	2,006
Winter Storm Uri impact	1,193	(138)	(10)	4	1,049
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	—	37	1	38
Acquisition and divestiture integration and transaction costs	—	—	—	66	66
Legal settlements	—	—	—	9	9
Deactivation costs	—	16	—	—	16
Loss/(gain) on sale of assets	—	—	(17)	—	(17)
Other non recurring charges	2	1	1	(16)	(12)
Impairments	—	306	—	—	306
Mark-to-market (MtM) for economic hedging activities, net	(1,149)	(1,013)	(76)	—	(2,238)
Adjusted EBITDA	$558	$541	$128	$(4)	$1,223

YTD Second Quarter 2021 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/ Services/ Other	Corp/Elim	Total
Revenue[1]	$5,731	$5,983	$1,743	$(5)	$13,452
Cost of fuel, purchased power and other cost of sales[2]	4,994	4,768	1,436	(1)	11,197
Economic gross margin	737	1,215	307	(4)	2,255
Operations & maintenance and other cost of operations[3]	453	275	125	(2)	851
Selling, marketing, general & administrative[4]	285	261	87	18	651
Provision for credit losses	642	4	5	—	651
Other	(8)	(4)	(48)	(12)	(72)
Winter Storm Uri impact	(1,193)	138	10	(4)	(1,049)
Adjusted EBITDA	$558	$541	$128	$(4)	$1,223
1 Excludes MtM loss of $102 million and contract amortization of $16 million
2 Includes TDSP expenses, capacity and emissions credits
3 Excludes deactivation expense of $16M and ARO expense of $14 million
4 Excludes acquisition and divestiture integration and transaction costs of $66 million and other non-recurring charges of ($12) million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed Consolidated Results of Operations	Interest, tax, depr., amort.	MtM	Deactivation	Winter Storm Uri	Other adj.[2]	Adjusted EBITDA
Revenue	$13,334	$16	$102	$—	$(2,665)	$3	$10,790
Cost of operations (excluding depreciation and amortization shown below)[1]	8,921	(64)	2,340	—	(3,079)	2	8,120
Depreciation and amortization	370	(370)	—	—		—	—
Gross margin	4,043	450	(2,238)	—	414	1	2,670
Operations & maintenance and Other cost of operations	884	—	—	(16)	(2)	(17)	849
Selling, marketing, general & administrative	654	—	—	—	(27)	(3)	624
Provision for credit losses	651	—	—	—	(606)	—	45
Other	858	(546)	—	—	—	(383)	(71)
Net (Loss)/Income	$996	$996	$(2,238)	$16	$1,049	$404	$1,223
1 Excludes Operations & maintenance and other cost of operations of $884 million
2 Other adj. includes adjustment to reflect impairments of $306 million, acquisition and divestiture integration and transaction costs of $66 million and NRG share of adjusted EBITDA in unconsolidated affiliates of $38 million, ARO expense of $14 million, deactivation costs of $9 million, other non recurring charges of ($12) million and gain on sale of assets of ($17) million

Appendix Table A-5: 2022 and 2021 Six Months Ended June 30 Adjusted Cash Flow From Operations Reconciliations

The following table summarizes the calculation of adjusted cash flow from operating activities providing a reconciliation to net cash provided by operating activities:

	Six Months Ended
($ in millions)	June 30, 2022	June 30, 2021
Adjusted EBITDA	$867	$1,223
Winter Storm Uri loss	—	(1,049)
Interest payments, net	(178)	(191)
Income tax	(36)	12
Collateral / working capital / other	2,536	382
Cash Provided by Operating Activities	3,189	377
Winter Storm Uri:
Loss	—	1,049
Securitization, C&I credits, and remaining open accounts receivables	(624)	(111)
Net receipts from settlement of acquired derivatives that include financing elements	950	191
Acquisition and divestiture transaction and integration costs	24	66
Encina site improvement	9	14
GenOn Settlement	4	—
Adjustment for change in collateral	(3,121)	(696)
Nuclear decommissioning trust liability	7	(27)
Adjusted Cash Flow from Operating Activities	438	863
Maintenance Capital Expenditures	(101)	(94)
Environmental Capital Expenditures	(1)	(1)
Free Cash Flow Before Growth Investments (FCFbG)	$336	$768

Appendix Table A-6: Six Months Ended June 30, 2022 Sources and Uses of Liquidity

The following table summarizes the sources and uses of liquidity through second quarter of 2022:

($ in millions)	Six months ended June 30, 2022
Sources:
Adjusted Cash Flow from Operating Activities	$438
Uplift securitization proceeds received from ERCOT	689
Increase in availability of collective collateral facilities	39
Proceeds from sale of assets	96
Uses:
Payments for share repurchase activity	(366)
Payments of dividends to common stockholders	(168)
Maintenance and Environmental capital expenditures, net	(102)
Winter Storm Uri	(65)
Payments for acquisitions of businesses and assets, net of cash acquired	(53)
Growth Investment capital expenditures	(48)
Acquisition and divestiture integration and transaction costs	(24)
Net (purchases)/sales of emission allowances	(19)
Encina site improvement	(5)
GenOn Settlement	(4)
Other investing and financing	(10)
Change in Total Liquidity	$398

Appendix Table A-7: 2022 Guidance Reconciliation
The following table summarizes the calculation of Adjusted EBITDA providing reconciliation to Net Income/(Loss), and the calculation of Free Cash Flow before Growth providing reconciliation to Cash from Operations:

2022
($ in millions)	Guidance
Net Income[1]	$ 350 - 650
Interest expense, net	380
Income tax	165
Depreciation, amortization, contract amortization, and ARO expense	760
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	70
Impairments[2]	155
Other costs[3]	70
Adjusted EBITDA	1,950 - 2,250
Interest payments, net	(360)
Income tax	(50)
Working capital / other assets and liabilities[4]	(80)
Cash provided by Operating Activities	1,460 - 1,760
Adjustments: proceeds from investment and asset sales, collateral, nuclear decommissioning trust liability	10
Adjusted Cash flow from Operations	1,470 - 1,770
Maintenance capital expenditures[4]	(310) - (330)
Environmental capital expenditures	(5) - (10)
Free Cash Flow before Growth	$ 1,140 - 1,440
1 For purposes of guidance, fair value adjustments related to derivatives are assumed to be zero
2 Represents impairments of Midwest Generation goodwill and PJM generating assets
3 Includes deactivation costs and integration expenses
4 Maintenance capital expenditures excludes W.A. Parish expected insurance recoveries classified in Working capital / other assets and liabilities

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.
EBITDA represents net income before interest expense (including loss on debt extinguishment), income taxes, depreciation and amortization, asset retirement obligation expenses, contract amortization consisting of amortization of power and fuel contracts and amortization of emission allowances. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.
Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.
Adjusted EBITDA is presented as a further supplemental measure of operating performance. As NRG defines it, Adjusted EBITDA represents EBITDA excluding impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from forward position of economic hedges, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.
Management believes Adjusted EBITDA is useful to investors and other users of NRG's financial statements in evaluating its operating performance because it provides an additional tool to compare business performance across companies and across periods and adjusts for items that we do not consider indicative of NRG’s future operating performance. This measure is widely used by debt-holders to analyze operating performance and debt service capacity and by equity investors to measure our operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and in communications with NRG's Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.

Economic gross margin is a non-GAAP financial measure NRG provides to show gross margin excluding the impact of unrealized mark-to-market gains and losses on economic hedge positions as they relate to hedges that will settle in future periods, and contract and emission credit amortization as it is based on the valuation of acquired intangible assets as of the date of acquisition and is not reflective of current economic conditions or Company performance. Management believes economic gross margin is useful to investors and other users of NRG's financial statements in evaluating its current period operating performance.
Adjusted cash flow from operating activities is a non-GAAP financial measure NRG provides to show cash from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of acquisition and divestiture transaction and integration costs, changes in the nuclear decommissioning trust liability, and the impact of extraordinary, unusual or non-recurring items. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back acquisition and divestiture transaction and integration costs as they are one time and unique in nature and do not reflect ongoing cash from operations and they are fully disclosed to investors. The company excludes changes in the nuclear decommissioning trust liability as these amounts are offset by changes in the decommissioning fund shown in cash from investing.

Free cash flow (before Growth investments) is adjusted cash flow from operations less maintenance and environmental capital expenditures, net of funding, preferred stock dividends and distributions to non-controlling interests and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on free cash flow before Growth investments as a measure of cash available for discretionary expenditures.

Free Cash Flow before Growth Investment is utilized by Management in making decisions regarding the allocation of capital. Free Cash Flow before Growth Investment is presented because the Company believes it is a useful tool for assessing the financial performance in the current period. In addition, NRG’s peers evaluate cash available for allocation in a similar manner and accordingly, it is a meaningful indicator for investors to benchmark NRG's performance against its peers. Free Cash Flow before Growth Investment is a performance measure and is not intended to represent net income (loss), cash from operations (the most directly comparable U.S. GAAP measure), or liquidity and is not necessarily comparable to similarly titled measures reported by other companies.